CANTON ENERGY DIVISION SCANE	DIAE

File No. 03/08

Fund for the Development of Renewable Energy

and Energy Savings

Loans – Terms and conditions

I.	Recipient

With a view to building a new plant called Minergie to manufacture photovoltaic panels in the Technoparc de Plan-les-Ouates, and transferring all its production from Härkingen to Geneva, SES Société d’Energie Solaire SA (hereinafter “the recipient” or “SES SA”), domiciled at 129 route de Saint-Julien 1228 Plan-les-Ouates, submitted an application dated October 13, 2003 for a provision from the Fund for the Development of Renewable Energy and Energy Savings (art. 2 of the law establishing two funds for the development of renewable energy and energy savings (L 2 40) in the form of a loan for Frs 1,500,000.00, including Frs 1,000,000.00 for the construction of the plant on plot no. 16387 (sheet no. 37 of the land register) of the commune of the Plan-les-Ouates, and Frs 500,000.00 for the acquisition of a new machine for mounting and assembling the cells (tabbing) and a machine for checking the performance of sensors (flashing).

II.	Loan amount

The State of Geneva, or the DIAE on its behalf, grants to the recipient two loans, namely:

•	One of Frs 1,000,000.00 at the rate of 4%
•	The other of Frs 500,000.00 at the rate of 5%

These amounts have been set based on criteria relating to the impact of the project for the canton’s energy policy and the financial plan and the projected economic and energy production results as given in the recipient’s application.

III.	Terms for the release of the loan

The amounts lent as defined in the preceding article will be paid to the recipient by the DIAE after the recipient has given to the DIAE the guarantees mentioned below under number IV and after the recipient has received a building permit from the DAEL for the construction of the plant mentioned under number I, according the following terms:

•	The amount of Frs 1,000,000.00 will be released in a single instalment, after the project financial plan has been approved by one or more financial institutions;

•

The amount of Frs 500,000.00 will be released in a single instalment, after the project financial plan has been approved by one or more financial institutions and after the purchase order for the machinery described in point I, signed by the recipient, has been presented to the DIAE.

IV.	Duration of the loan

•	The amount of Frs 1,000,000.00 is granted for a duration of 20 years beginning on the date of payment;

•	The amount of Frs 500,000.00 is granted for a duration of 18 months beginning on the date of payment.

V.	Repayment of the loan

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Without requisition from the DIAE, the recipient agrees to repay the amounts lent according to the following terms:

•	For the amount of Frs 1,000,000.00:

a constant annuity of Frs 73,581.75 per year, for 20 years. The ScanE will send an invoice on October 31 to be paid no later than December 31 of each calendar year, with the first in 2005 (according to the enclosed repayment plan).

•	For the amount of Frs 500,000.00:

in a single instalment of Frs 537,500.00 within 18 months of the date when the loan is paid.

In the case of late payment of an annuity, default interest of 5% per year is due.

In the case of late payment of an annuity by more than one year, the total amount of the loan, including the late interest, becomes due and payable immediately.

Early repayment of the loan is possible, without penalty.

VI.	Guarantee

The amount lent of Frs 1,000,000.00 is guaranteed by a 1st or 2nd ranking mortgage note of the same amount with a maximum interest rate of 12%, that will be granted on the building lease that will be created on plot no. 16387 (sheet no. 37 of the land register) of the commune of Plan-les-Ouates and of which SES SA will be the holder.

The amount lent of Frs 500,000.00 is guaranteed by the undersigned shareholder pledging as collateral, in favour of the State of Geneva, or of the DIAE on its behalf, all the bearer shares of SES SA. These are already in the possession of the State of Geneva, Department of Finance, because they were already pledged as collateral in favour of the State of Geneva, or of the DIAE on its behalf, for the bridging loan of Frs 1,000,000.00 that had been granted by it to SES SA (file no. 03/07). With regard to this pledge, the lender reserves the right to realize on the security by mutual agreement without observing the provisions of the federal law regarding the pursuit of debts and bankruptcies.

VII.	Use of the loan

The recipient agrees to use the amounts lent to achieve the objectives outlined under number I, corresponding to the project presented in their application of October 13, 2003 and as approved by the DIAE, to the exclusion of any other use.

For the recipient: [signed] Geneva, February 2, 2004	The bearer of the shares: [signed] Geneva, February 2, 2004	For the DIAE: [signed] Geneva, January 21, 2004

Encl.: repayment plan

Done in two original copies, one sent to the recipient and the other to ScanE

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